                                                                   EXHIBIT 21.01


                               SUBSIDIARIES OF
                     CHOICEPOINT INC. (as of the Spinoff)


CDB Infotek
Charles E. Simon & Company
ChoicePoint Business & Government Services Inc.
ChoicePoint Ltd.
ChoicePoint Services Inc.
Innovative Data Services, Inc.
Intellisys, Inc.
Osborn Laboratories (Canada), Inc.
Osborn Laboratories, Inc.
Professional Test Administrators, Inc.
Mid-American Technologies, Inc.
PRC Corporation
The Kit Factory, Inc.